WELLCO ENTERPRISES, INC.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786


                                October 12, 2001



                            NOTICE OF ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS


The annual meeting of stockholders of Wellco Enterprises, Inc. will be held in the cafeteria of the Company's Waynesville, North Carolina, plant, located at 150 Westwood Circle, on Tuesday, November 13, 2001, at 3:00 P.M., EST, for the purpose of taking action on the election of directors as more particularly described in the accompanying Proxy Statement and such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on October 12, 2001, will be entitled to vote at the meeting. This Notice and the accompanying Proxy Statement are being mailed to stockholders on approximately October 19, 2001.

                                              By Order of the Board of Directors

                                              RICHARD A. WOOD, JR.
                                              SECRETARY



               YOUR VOTE IS IMPORTANT. EVEN IF YOU DO NOT PLAN TO
                  ATTEND THE MEETING, PLEASE RETURN YOUR SIGNED
                                     PROXY!


Please complete and promptly return your Proxy in the postpaid envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.



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                            Wellco Enterprises, Inc.
                               150 Westwood Circle
                                  P.O. Box 188
                        Waynesville, North Carolina 28786

                                 PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Wellco Enterprises, Inc. (the "Company") for use at the 2001 Annual Stockholders Meeting of the Company, to be held on November 13, 2001, and at any adjournment thereof. The cost of solicitation will be borne by the Company. Mellon Shareholder Services LLP, the transfer agent for the Company, has been retained to assist in obtaining proxies, including proxies from brokerage houses and others with respect to shares registered in their names but beneficially owned by others, by such means as Mellon Shareholder Services LLP deems appropriate, at a cost to the Company presently estimated at $5,000. Such brokerage houses and others will be reimbursed for their out-of-pocket expenses incurred. Proxies may also be solicited by some directors, officers or employees of the Company, in person or by mail, telephone or telefax, without extra compensation to them.

The shares represented by the proxies received will be voted at the meeting, or any adjournment thereof. On matters coming before the meeting as to which a choice has been specified by the stockholder by means of the ballot on the proxy, the shares represented will be voted accordingly. If no choice is so specified, the shares will be voted in favor of the matters set forth in the foregoing notice of meeting. The accompanying proxy appoints as proxy holders Director Claude S. Abernethy, Jr., Vice-Chairman Rolf Kaufman and Director Fred
K. Webb, Jr.(and each of them with full power of substitution, or any one of more of them acting in the absence of the others) to vote at the Annual Meeting all shares covered by the proxy. Management does not know of any other matters which will be presented for action at the meeting, but the appointed proxy holders intend to vote or act with respect to any other proposal which may be presented for action, and matters incident to the conduct of the meeting, according to their judgment in light of conditions then prevailing except as to election of substitute nominees for director, as to which proxies will be voted for nominees designated as hereinafter stated. Executed proxies may be revoked by written revocation or later dated proxy delivered to the Secretary prior to or at the meeting. Also, stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire.

Stockholders of record at the close of business on October 12, 2001, will be entitled to vote at the meeting. On that date, there were outstanding 1,163,246 shares of the Company's common stock. Each stockholder is entitled to one vote for each share of stock on all matters to be presented at the meeting. A plurality vote of the shares represented at the meeting, in person or by proxy, is necessary for the election of each director. Cumulative voting is not available at the meeting.

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Stockholders having questions concerning the matters to be considered at the meeting are invited to telephone the Company at (828) 456-3545, extension 102.

                               BOARD OF DIRECTORS

The Company's Board of Directors consists of nine directors divided into three classes with each class having three directors serving for a term of three years.

In June 2001, Mr. J. Aaron Prevost died, having been a Class I Director of Wellco since 1973. Ms. Katherine J. Emerson has been unanimously recommended by your Board of Directors for election as a Class I Director.

Your Board of Directors unanimously recommends the reelection of William M. Cousins, Jr. and John D. Lovelace and the election of Director Nominee Katherine
J. Emerson as Class I directors, whose terms will expire in 2004. All of said nominees have consented in writing to serve if elected.

The class, period of service as a director, age and principal occupation for at least the past five years of each nominee for director and each person whose term of office as a director will continue after the meeting are as follows:

NOMINEES FOR ELECTION:

Class I Directors for Term Expiring in 2004:

William M. Cousins, Jr. has been a Director of the Company since 1990 and is 77 years of age. He is President (since 1974) of William M. Cousins, Jr., Inc.
(management consultants), a Director (from 1991 through 1999) of Alba-Waldensian, Inc. (an apparel manufacturing company) and a director of Biosphere Medical, Inc. (since 1994).

Katherine J. Emerson is the information systems controller and accountant for Master Gage and Tool Company (since 1994), a wholesale distributor of precision measuring and gauging equipment and supplies and is 46 years of age. She is a certified public accountant. Ms. Emerson is married to the nephew of Director James T. Emerson, the cousin of Director/Vice President Fred K. Webb, Jr. and the cousin of Director John D. Lovelace.

John D. Lovelace has been a Director of the Company since 1999 and is 52 years of age. He is the Vice-President (since 1987) of Credit/Collections for United Leasing Corporation, a company primarily engaged in the leasing of equipment. Prior to joining United Leasing, he served as Assistant Vice President of Retail Banking for United Virginia Bank. He is the nephew of Director James T. Emerson and the cousin of Director/Vice President Fred K. Webb, Jr.. Director Nominee Katherine J. Emerson is married to the cousin of John D. Lovelace.

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DIRECTORS CONTINUING IN OFFICE:
Class II Directors Whose Term Expires in 2002:

James T. Emerson has been a Director of the Company since January, 1996 and previously served as a Director from 1988 until 1993, and is 79 years of age. He was an industrial instrumentation engineer and consultant (retired 1983), and is an investor. He is the uncle of Director/Vice President Fred K. Webb, Jr. and Director John D. Lovelace. Director Nominee Katherine J. Emerson is married to the nephew of James T. Emerson.

David Lutz has been a Director of the Company since January, 1996 and previously served as a Director from 1984 until 1992. He is President and Chief Operating Officer and Treasurer of the Company (since October 1996) and is 56 years of age. He served as Executive Vice President and Treasurer of the Company from May until October, 1996, as Secretary/Treasurer from 1986 until May 1996 and as Controller from 1974 until 1986.

Fred K. Webb, Jr. has been a Director of the Company since January, 1996. He is Vice President of Marketing of the Company (since February 1999) and is 41 years of age. He previously held the position of Special Projects Manager with the Company ( August 1998 until February 1999). Before joining the Company, he was employed as an Accounting Team Leader (since 1995) and Senior Staff Accountant (since 1989) for United Guaranty Corporation (an insurance holding company). He is the nephew of Director James T. Emerson and the cousin of Director John D. Lovelace. Nominee Katherine J. Emerson is married to the cousin of Fred K. Webb, Jr..

Class III Directors Whose Term Expires in 2003:

Claude S. Abernethy, Jr. has been a Director of the Company since 1997 and previously served as a Director from 1976 until 1994 and is 74 years of age. He is Senior Vice President of IJL Wachovia (a securities brokerage firm), and a Director of Air T Inc., Carolina Mills, Inc. and Director Emeritus of IJL Wachovia, a division of Wachovia Securities, Inc.

Horace Auberry has been a Director of the Company since 1964 and is 70 years of age. He is Chairman, Board of Directors and Chief Executive Officer of the Company (since October, 1996) and was Chairman of the Board of Directors and joint Chief Executive Officer from 1968 until October, 1996.

Rolf Kaufman has been a Director of the Company since 1962 and is 71 years of age. He was President of the Company and joint Chief Executive Officer from 1968 until October 1996. Upon his retirement from the position of President on September 30, 1996, Mr. Kaufman was elected by the Board of Directors to the position of Vice Chairman, Board of Directors. As Vice Chairman, Mr. Kaufman is retired from full time employment as President, while still being significantly involved in several areas of the Company's business affairs.

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It is intended that shares represented by the accompanying Proxy will be voted for election of the above nominees unless authority for such vote is withheld. In the event that any nominees should become unable to serve or for good cause will not serve, it is intended that such shares will be voted for substitute nominees designated by the present Board of Directors of the Company.

                          BOARD AND COMMITTEE MEETINGS

During the Company's last full fiscal year, there was one regular (the 2000 Annual) and two special meetings of the Board of Directors. In addition, the Company has for a number of years followed the practice, permissible under North Carolina corporation law, of approving corporate resolutions by unanimous written consent without meeting. One such resolution was adopted by the Board of Directors during the Company's last full fiscal year.

The Company has a standing Audit Committee of the Board of Directors. In accordance with the American Stock Exchange requirements, the Company's Board of Directors, on May 16, 2000, adopted a written charter for the Audit committee. A copy of this charter was attached as Exhibit C to the October 13, 2000 Proxy Statement. All directors not otherwise associated with the Company as an officer, employee or consultant are designated as members of the Audit Committee. Accordingly, Directors Cousins, Emerson, Abernethy and Lovelace were the members of such Committee for the 2001 fiscal year with Director Cousins serving as Chairman. Prevost was a member of this committee until his death in June 2001. All members of the Audit Committee are independent as defined by
Section 121(A) of the American Stock Exchange Company Guide.

The Audit Committee held four meetings (three in person and one by phone) during the Company's last fiscal year at which representatives of the Company's independent auditors, Deloitte & Touche LLP were present. The Audit Committee recommends to the Board the firm to be designated as the Company's auditors, and performs other functions which are stated in the below Audit Committee Report.

The Board has a standing Compensation Committee, consisting of the same members as the Audit Committee with Director Emerson serving as Chairman. The Compensation Committee met once during the Company's last fiscal year to review and approve the compensation of officers and related matters.

The Company does not have a standing Nominating Committee. Nominees to serve on the Board of Directors are determined by a vote of the entire Board of Directors.

                             Audit Committee Report

In accordance with its written charter adopted May 16, 2000 by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its

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responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2001, the Committee or the Chairman thereof, held four meetings (three in person and one by phone), to discuss with management and the independent auditor the financial information contained in the Securities and Exchange Commission Form 10-Q filing for the three fiscal quarters and the annual Form 10-K.

In discharging its oversight responsibility as to the audit process and consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence. The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

The Committee chairman reviewed with the independent auditors and management the audited financial statements of the Company for the fiscal year ended June 30, 2001. Management has the responsibility for the preparation and content of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee Chairman recommended, on behalf of the Committee, to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

           Submitted by the Audit Committee of the Board of Directors

Claude S. Abernethy, Jr.                                        John D. Lovelace
William M. Cousins, Jr., Chairman                               James T. Emerson


                          COMPENSATION COMMITTEE REPORT

The Compensation Committee (the Committee) of the Board of Directors submits recommendations to the Board of Directors as to the type and amount of compensation for three executive officers of the Company (Mr. Auberry, Chairman, Board of Directors and Chief Executive Officer, Mr. Lutz, President and Chief Operating Officer and Treasurer and Mr. Webb, Vice President of Marketing). The Committee consists of all directors not otherwise associated with the Company and, in the 2001 fiscal year, consisted of five members (four members after the death of Mr. Prevost in June 2001).

The Committee met once during the year to consider and make recommendations to the Board of Directors. In the 2001 fiscal year, the Board of Directors did not modify or reject any action or recommendation of the Compensation Committee.

The Committee does not use any compensation consultants in making its decisions and recommendations, and does not relate compensation of the above named executive officers to that of any other entity or industry grouping.

Each of the named executive officers receives an annual cash bonus which is based on a specified percentage of consolidated net income, as defined. Each executive officer's percentage has remained constant for the past several years. No one of the above named executive officers has a guaranteed or minimum amount of bonus. Although not a frequent occurrence, the Committee from time to time may give discretionary additional bonuses for extraordinary achievement.

All officers of the Company participate in fringe benefit plans (group health insurance, group life insurance and long-term disability) to the same extent and under the same terms as all other salaried employees of the Company. Mr. Auberry and Mr. Lutz each receive perquisites whose value aggregates much less than 10% of their total annual salary and bonus.

        Submitted by the Compensation Committee of the Board of Directors

William M. Cousins, Jr.                                 Claude S. Abernethy, Jr.
James T. Emerson, Chairman                                      John D. Lovelace


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever served as an officer or employee of the Company or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission. No executive officer of the Company has ever served as a director or member of the compensation committee of any other entity one of whose executive officers has ever been a member to the Company's Compensation Committee or Board of Directors.

                            COMPENSATION OF DIRECTORS

Directors' fees are $4,250 per year; $1,000 per meeting for each Board meeting attended in person; $1,000 per meeting for each committee meeting attended in person that is held apart from the day of a Board meeting; and $500 for each committee and Board phone meeting. Directors who are full-time employees of the Company do not receive any

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directors'  fees.  Travel expenses of directors  incurred  traveling to and from meetings are reimbursed by the Company.

                              INDEPENDENT AUDITORS

The firm of Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended June 30, 2001 Deloitte & Touche LLP and its predecessor firm, Touche Ross & Co., have served in this capacity since the Company's 1979-80 fiscal year. The Board of Directors has not selected independent auditors for the fiscal year beginning July 1, 2001. The Board of Directors has a policy of selecting and engaging independent auditors a few months prior to the end of the Company's fiscal year. A representative of Deloitte & Touche LLP has been requested and is expected to be present at the stockholders meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

INDEPENDENT AUDITORS FEES FOR THE FISCAL YEAR ENDED JUNE 30, 2001

The following table shows the aggregate fees billed to the Company by its independent auditors, Deloitte & Touch LLP for professional services rendered during the fiscal year ended June 30, 2001:


Description of Fees                                                    Amount
-------------------                                                    ------
Audit Fees (1)                                                        $74,000
Financial Information Systems
Design and Implementation Fees                                             $0
All Other Fees (2)                                                    $20,000

(1) Includes fees for audits of the June 30, 2001 consolidated financial statements of the Company and its subsidiaries, and reviews of the related quarterly financial statements included in quarter reports on Form 10-Q for the 2001 fiscal year and direct engagement expenses.
(2) The Audit Committee of the Company's Board of Directors has considered whether the rendering of such non-audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant's independence.


                          STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company's common stock to the Standard & Poor's 500 Stock Index and an index of peer companies that produce non-athletic footwear. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was

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constructed by the Company and includes the Company and R. G. Barry; Brown Shoe,
Inc.; Genesco, Inc.; Daniel Green Co.; Justin Industries; McRae Industries; Rocky Shoes & Boots, Inc.; Stride Rite Corp.; Timberland Co.; Weyco Group, Inc; and Wolverine World Wide. In constructing the peer index, the return of each component company was weighted according to its respective stock market capitalization. The graph assumes the investment of $100 in the Company's common stock, the Standard and Poor's 500 Stock Index and the peer index at the end of the Company's 1996 fiscal year.









Total Stockholder Return
                     1996     1997        1998         1999        2000     2001
                     -----------------------------------------------------------
WELLCO               $100     $176        $155         $122        $149     $143
S & P 500            $100     $135        $175         $215        $231     $197
PEER GROUP           $100     $168        $172         $138        $152     $216


                             EXECUTIVE COMPENSATION

Compensation Summary

The following Summary Compensation Table shows certain information concerning the compensation of each of the Company's highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year:

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                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION
                          -----------------------------

                                                            LONG TERM
                                                     OTHER  COMPENSA-
                                                    ANNUAL TION-STOCK  ALL OTHER
NAME AND PRINCIPAL                                 COMPEN-     OPTION    COMPEN-
POSITION:                YEAR    SALARY    BONUS  SATION(1)    GRANTS  SATION(2)
Horace Auberry,
Chairman of the Board
and Chief Executive
Officer                  2001  $159,952  $28,836    $3,549 (3) 60,000       $964
                         2000  $155,272  $25,810    $3,582                  $964


                         1999  $155,272             $3,353                  $964


David Lutz, President,
Chief Operating Officer
and Treasurer            2001  $106,652  $17,302    $3,326     10,000
                         2000  $103,532  $15,486    $3,350
                         1999  $103,532             $3,365
Chandra Wijewickrama,
V.P. - Caribbean
Operations   (4)         2001   $82,130  $23,577                7,500

(1)      Amounts represent reimbursement for income taxes.
(2) Life insurance premiums paid by the Company for benefit of the named executive officer.
(3) Options for 10,000 shares are immediately exercisable and 50,000 are unexercisable.
(4)      Elected to office of V.P. - Caribbean Operations on November 14, 2000.

Stock Options

The table below shows the individual grants of stock options to the named executive officers during the fiscal year ended June 30, 2001:

                        % OF TOTAL                          POTENTIAL REALIZABLE
                           OPTIONS               EXPIR-       VALUE AT ASSUMED
                  OPTIONS  GRANTED   EXERCISE     ATION     RATES OF STOCK PRICE
NAME              GRANTED  IN 2001  PRICE (1)      DATE         APPRECIATION (2)
                                                               5%            10%
Horace Auberry (3) 50,000   38.17%     $9.125   6/30/10  $286,933       $727,145
Horace Auberry     10,000    7.63%      $8.00  11/15/09   $50,312       $127,499
David Lutz         10,000    7.63%      $8.00  11/15/09   $50,312       $127,499
Chandra
Wijewickrama        7,500    5.73%      $8.00  11/15/09   $37,734        $95,625


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(1)      Market price on date of grant.
(2) Hypothetical future values of stock purchasable upon exercise of the options. Computed as the difference between the exercise price's assumed price at the option's expiration date, using the annual compounded growth as shown, and the exercise price, times options granted. This calculation is pursuant to proxy rules and does not necessarily reflect management's assessment of the Company's future stock price performance.
(3) On July 12, 2000, the Company and Chairman Auberry entered into an employment agreement. The agreement included 50,000 options which vest not later than June 30, 2005, with accelerated vesting based on the Company reaching certain defined earnings per share.

The following table shows, on an aggregated basis, for executive officers named in the Summary Compensation Table each exercise of stock options during the 2001 fiscal year and the fiscal year-end value of unexercised options.

                                                 NUMBER OF              VALUE OF
                                               UNEXERCISED           UNEXERCISED
                                                    OPTION          IN-THE-MONEY
                      SHARES                        SHARES               OPTIONS
                 ACQUIRED ON       VALUE      EXERCISABLE/          EXERCISABLE/
NAME                EXERCISE    REALIZED    UNEXERCISEABLE    UNEXERCISEABLE (2)
Horace Auberry            (1)                45,000/50,000        $12,500/$6,250
David Lutz                (1)                     45,000/0            $76,250/$0
Chandra
Wijewickrama              (1)                     12,500/0             $9,375/$0

(1) In fiscal year 2001, there were no exercises of options for the executive officers named in the Summary Compensation Table.
(2) Excess of the total market value at June 30, 2001 of the shares over the total exercise price. If no value given, the market value of shares at June 30, 2001 do not exceed the exercise price of the options.


Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Agreements

On July 12, 2000 the Company and Chairman Auberry entered into an employment Agreement. Under this Agreement, Auberry will continue full-time employment with the Company through December 31, 2000, or for a later period of time as subsequently agreed to between the Company and Auberry. The salary and bonus compensation of Auberry during the period of full-time employment will be an annual salary of $159,952.00 and a bonus equal to 2.5% of the Company's consolidated net income after taxes and after all bonuses. On a date to be agreed to, Auberry will reduce his time devoted to employment with the Company to approximately 50% of full time. At the end of full-time employment, the salary compensation of Auberry will be adjusted accordingly and the bonus compensation will continue without adjustment. The Agreement has a term of five years from the date Auberry reduces his time devoted to employment with the Company to approximately 50% of full time. As of the date of this proxy, Auberry continued full-time employment.

Under the Agreement, Auberry was granted an option to purchase up to 50,000 shares of the Company's common stock at a price of $9.125 per share. These options vest not later than June 30, 2005, with accelerated vesting based on the Company reaching certain defined earnings per share. In addition, for the period from July 1, 2000 until the end of the Agreement, Auberry will not engage in the footwear industry other than through his employment with the Company, and Auberry

                                      -11-

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will assign to the Company certain developments conceived by him. In consideration for these provisions and for a period of fives years after the Company first realizes revenues from such developments, Auberry will receive additional cash compensation equal to 7.5% of royalty income received from unaffiliated entities for these developments and .23% of the Company's sales of products embodying these developments. As of the date of this proxy, Auberry had not earned any additional compensation as provided for in the agreement and none of the options in the agreement had vested.

The Company does not have employment contracts with any executive officer other than the Chairman of the Board. There are no compensation plans or arrangements that will result from the resignation, retirement or termination of any executive officer, or that will result from a change-in- control of the Company or a change in any executive officer's responsibilities following a change-in-control.

Long-Term Incentive Plans

The Company does not have any type of long-term incentive plans for any executive officer or other employee.

Pension Plan

The Company's executive officers and all other salaried employees participate in an Administrative Employee Pension Plan (the Plan). Benefits under the Plan are based on years of service and average annual earnings. The following table illustrates the amount of annual pension benefits based on the years of service and average annual compensation levels shown:

                               PENSION PLAN TABLE

                                YEARS OF SERVICE
                      --------------------------------------

AVERAGE
ANNUAL
COMPENSATION    15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
--------------------------------------------------------------------------------
$125,000         $15,000       $19,900       $24,900       $29,900       $34,900
$150,000          18,300        24,400        30,500        36,600        42,800
$175,000          21,700        28,900        36,200        43,400        50,600
$200,000          25,100        33,400        41,800        50,100        58,500


The Plan provides benefits based on final average compensation, defined in the Plan as the average of the consecutive five highest of the last ten years compensation, and on years of service. Compensation under the Plan is essentially equivalent to the aggregate amounts reported as annual salary and bonus compensation in the Summary Compensation Table above. Total years of service are limited to 35 and benefits are computed on a straight life annuity basis. Mr. Auberry and Mr. Wijewickrama named in the Summary Compensation Table has more than the maximum 35 years of service. Mr. Lutz would have more than 35 years of service under the plan, assuming his employment to age 65.

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                               SECURITY OWNERSHIP

The number of shares of common stock (the Company's only voting security) beneficially owned or held under option by (a) all executive officers, directors and nominees for director and (b) each person or entity owning more than 5% of the outstanding shares of common stock (including persons or entities who may be deemed a group for purposes of the federal securities laws), as known by management of the Company, based upon information furnished to the Company by or on behalf of such person or entity, as "beneficial ownership" is defined under Rule 13d-3 under the Securities Exchange Act of 1934, is set forth in the following table:

         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP ON SEPTEMBER 30, 2001

                                  SOLE
                                VOTING       SHARED
                                   AND   VOTING AND               TOTAL  PERCENT
                           DISPOSITIVE  DISPOSITIVE   STOCK  BENEFICIAL       OF
NAME                             POWER    POWER (1) OPTIONS   OWNERSHIP CLASS(3)
Officers and Directors:
Horace Auberry  (2)             68,965        1,540  45,000     115,505    8.58%
David Lutz  (2)                               4,500  45,000      49,500    3.68%
Fred K. Webb, Jr.                  500               12,000      12,500    0.93%
Directors :
James T. Emerson               766,772                          766,772   56.96%
Rolf Kaufman  (2)               48,620        6,600   4,000      59,220    4.40%
Claude S.  Abernethy, Jr.        7,000                4,000      11,000    0.82%
William M. Cousins, Jr. *                             3,000       3,000    0.22%
John D. Lovelace *                                    2,000       2,000    0.15%
Nominee for Director:
Katherine J. Emerson *            300         4,000               4,300    0.32%
Officers:
Chandra Wijewickrama                                 12,500      12,500    0.93%
Other Officers                  4,400                37,500      41,900    3.11%
All Officers and Directors
as a Group (14)               896,557        16,640 165,000   1,078,197   80.10%
Owners of More Than 5% of the Company's Common Shares:
Other than Officer/Director Auberry and Director Emerson shown above, the Company is not aware of any other beneficial owner of more than five percent of its Common Shares.

*        Nominee for election or reelection to the Board of Directors.
(1) Shares owned jointly with spouse and shares held by spouse and children over whom the listed person may have substantial influence by reason of the relationship are shown as shared voting and dispositive power.
(2) Employees of the Company participate in a September 6, 1990 plan approved by the Board of Directors under which any employee-stockholder has the option of redeeming shares beneficially

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         owned as of said date and shares subsequently issued under stock options outstanding at that date. The redemption right occurs at the employee's death or other separation from employment other than for cause and the redemption price is the Company's net book value per share, as defined in said plan, at the time of termination ($6.24 at June 30, 2001). The total of shares owned by all officers subject to this plan are: Auberry, 15,450; Kaufman, 55,220; and Lutz, 4,500.
(3) Percent of total shares outstanding (1,163,246) and shares issuable under options exercisable within 60 days (183,000).



                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

Proposals of qualified stockholders intended to be presented at the Company's 2002 Annual Stockholders Meeting must be received by the Secretary at the address stated herein no later than June 30, 2002, in order to be considered for inclusion in the Company's Proxy Statement and Proxy for that meeting.


                                              By Order of the Board of Directors

                                              RICHARD A. WOOD, JR.
                                              Secretary

Waynesville, North Carolina
October 12, 2001







A copy of the Company's 2001 Form 10-K (Annual Report filed with the Securities and Exchange Commission) is available at no charge to any stockholder requesting it. Requests should be made in writing and addressed to the Secretary, Wellco Enterprises, P. O. Box 188, Waynesville, NC 28786.












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